Exhibit 99.1

MIVA, Inc.	Press Release
U.S. MIVA Investor Relations Contact
Peter Weinberg
peter.weinberg@miva.com
(239) 561-7229
MIVA Announces Fourth Quarter and Full Year 2006 Results
Anticipates Positive EBITDA in Q3 2007
FORT MYERS, Fla. – March 14, 2007 – MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the fourth quarter and full year ended December 31, 2006.
Fourth Quarter 2006 Results Summary:
•	Revenue of $43.5 million in Q4 2006, compared to revenue of $43.3 million in Q3 2006;

•	EBITDA loss of $4.2 million in Q4 2006, which included $1.5 million in non-recurring items and approximately $0.5 million in incremental advertising spend for MIVA Direct. This compares to an EBITDA loss of $1.5 million in Q3 2006, which included $0.8 million of non-cash benefit; and

•	GAAP net loss of $6.2 million or $(0.20) per diluted share in Q4 2006, compared to GAAP net loss of $4.6 million or $(0.15) per diluted share in Q3 2006.
“2006 was a critical turnaround year where we fully redefined our strategy and undertook several course-correcting steps towards stabilizing our revenue and rationalizing our expense structure. Our Q4 2006 revenue of $43.5 million was up marginally over Q3 2006. While our MIVA Media third-party ad network generally performed to plan, the upside to our expectations was due primarily to strength in our MIVA Direct primary traffic business. MIVA Direct contributed 24% of total revenue in Q4 2006, or $10.5 million, up 11% sequentially. We are very pleased with the progress of MIVA Direct, which is a central component of our strategy for transitioning into more of an online consumer-oriented direct marketer by increasing our overall mix of MIVA-owned primary traffic,” said Peter Corrao, chief executive officer of MIVA.
“In a second phase to the $6 million restructuring plan we implemented in Q2 2006, we expect our Q1 2007 restructuring plan will result in an additional $10 million in annualized operating savings. With several course-correcting steps now mostly behind us, we believe our strategy for increasing the overall mix of MIVA-owned primary traffic will facilitate higher gross margin revenue on top of a more efficient cost base. Given our tactical course-correcting steps and the early traction around our strategy, we anticipate positive EBITDA in Q3 2007.”

Fourth Quarter Results
Revenue was $43.5 million in Q4 2006, compared to revenue of $43.3 million in Q3 2006.
Gross margins were 46.5% in Q4 2006 and essentially flat compared to 46.7% in Q3 2006.
Operating expenses were $27.2 million in Q4 2006, compared to $24.5 million in Q3 2006. The $2.7 million increase in operating expenses includes $1.5 million in non-recurring items and approximately $0.5 million in incremental advertising spend for MIVA Direct. Non-recurring items included $0.4 million in public company related consulting expense, $0.4 million in project-based consulting expense, and $0.7 million in severance charges related to the Company’s former CFO. Q3 2006 operating expenses included $0.8 million of non-cash benefit from certain European business tax reimbursements recorded during the quarter.
EBITDA was a loss of $4.2 million in Q4 2006, compared to an EBITDA loss of $1.5 million in Q3 2006. The difference was due to non-recurring operating expenses, the increase in MIVA Direct advertising spend, and the $0.8 million non-cash benefit in Q3 2006.
Adjusted EBITDA(1) was a loss of $4.2 million in Q4 2006, compared to an Adjusted EBITDA loss of $2.3 million in Q3 2006. Q3 2006 Adjusted EBITDA was reduced by $0.8 million to offset a non-cash benefit from certain non-recurring European business tax reimbursements.
GAAP net loss was $6.2 million, or $(0.20) per diluted share in Q4 2006. This compares to GAAP net loss of $4.6 million, or $(0.15) per diluted share in Q3 2006.
Adjusted net loss(1) was $3.9 million or $(0.12) per diluted share in Q4 2006, compared to an Adjusted net loss of $3.9 million or $(0.12) per diluted share in Q3 2006. Q4 2006 Adjusted net loss excluded $1.5 million in amortization and $0.9 million in tax expense related to adjustments of net operating losses carried over from entities acquired in 2004. Q3 2006 Adjusted net loss excluded $1.5 million in amortization and was reduced by $0.8 million to offset a non-cash benefit from certain non-recurring European business tax reimbursements.
Cash, cash equivalents, and short-term investments were $29.6 million at December 31, 2006, a decrease of $3.1 million from September 30, 2006. In addition to the cash impact from operating losses during Q4 2006, uses of cash included capital expenditures of approximately $0.3 million.
As of December 31, 2006, the Company had an active base of 401 full time employees, down from 483 at December 31, 2005. The decrease of 82 full time employees over 2006 was partially due to the Company’s Q2 2006 restructuring plan. As a result of the Company’s Q1 2007 restructuring plan, the Company’s active base is expected to decrease to approximately 320 full time employees by the end of May 2007.

Fourth Quarter Metrics by Business

	Revenue		Paid clicks		Gross Margin		TAC (Net)
	(Mil.)		(Mil.)
Business	Q4’06	Q3’06	Q4’06	Q3’06	Q4’06	Q3’06	Q4’06	Q3’06

Media U.S.	$16.4	$17.2	251	240	31%	32%	63%	62%
Media E.U.	$16.2	$16.2	81	70	32%	35%	59%	59%
Direct(*)	$10.5	$9.4	—	—	92%	91%	—	—
Small Business/Other	$0.4	$0.5	—	—	87%	89%	—	—

Consolidated	$43.5	$43.3	332	310	47%	47%	61%	60%

(*)	MIVA Direct’s gross margin excludes advertising spend of $6.6 million in Q4 2006 and $6.1 million in Q3 2006, which is included in consolidated operating expenses within the marketing, sales, and service line. The approximate $0.5 million increase in spend was due primarily to increased investment in European-based advertising, as MIVA Direct initiated plans to grow its European toolbar user base. MIVA Direct typically has approximately four months lag from advertising spend to resulting revenue impact.
Full Year 2006 Results
Revenue was $172.6 million in FY 2006, compared to revenue of $194.6 million in FY 2005. The decrease in revenue was due primarily to a decline in average revenue per click in Media Europe, partially offset by increased revenue at MIVA Direct. MIVA Direct revenue increased from $23.0 million in 2005 to $38.3 million in 2006.
Gross margins were 48.3% in FY 2006, which was above the 47.9% in FY 2005.
Operating expenses were $172.8 million in FY 2006, compared to $224.4 million in FY 2005.
Excluding the $63.7 million non-cash impairment charge in FY 2006 and the $123.2 million non-cash impairment charge as well as the $8.0 million patent litigation settlement charge in FY 2005, operating expenses were $109.1 million in FY 2006 and $93.2 million in FY 2005. The $15.9 million increase is due primarily to an increase in MIVA Direct advertising spend in addition to charges related to the Company’s Q2 2006 restructuring and executive severance.
EBITDA was a loss of $76.6 million in FY 2006, compared to a loss of $117.7 million in FY 2005.
Adjusted EBITDA was a loss of $14.6 million in FY 2006, compared to Adjusted EBITDA of $14.3 million in FY 2005. FY 2006 adjustments were the $63.7 million non-cash impairment charge, the $0.9 million gain on lease termination, and $0.8 million to offset a non-cash benefit from certain non-recurring European business tax reimbursements. FY 2005 adjustments were the $123.2 million non-cash impairment charge, the $8.0 million patent litigation settlement charge, and $0.8 million related to European business tax issues.
GAAP net loss was $87.6 million, or $(2.79) per diluted share in FY 2006. This compares to GAAP net loss of $130.2 million, or $(4.23) per diluted share in FY 2005.
Adjusted net loss was $22.2 million or $(0.71) per diluted share in FY 2006, compared to an

Adjusted net income of $3.5 million or $0.11 per diluted share in FY 2005. FY 2006 adjustments were $7.4 million in amortization, the $63.7 million non-cash impairment charge, the $0.9 million gain on lease termination, $0.8 million to offset a non-cash benefit from certain non-recurring European business tax reimbursements, and $0.9 million in tax expense related to adjustments of net operating losses carried over from entities acquired in 2004. FY 2005 adjustments were $8.1 million in amortization, the $123.2 million non-cash impairment charge, the $8.0 million patent litigation settlement charge, $0.8 million related to European business tax issues, and the $1.3 million tax expense related to adjustments of net operating losses carried over from entities acquired in 2004.
Effective January 1, 2006, we adopted the fair value recognition provisions of FASB Statement No. 123(R), Share-Based Payment, and accordingly, the 2006 net loss amount includes the compensation cost recorded under FAS 123(R).
(1) MIVA believes that “Adjusted EBITDA” and “Adjusted net income/loss” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation, and amortization) plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. Historically, MIVA calculated Adjusted EBITDA and Adjusted net income/loss by adding non-cash compensation expense to the calculation. Beginning in Q4 2006, MIVA discontinued this practice. MIVA believes the use of these measures does not lessen the importance of GAAP measures.
Business Outlook
The Company is forecasting Q1 2007 revenue approximately in-line with its Q4 2006 result. Regarding its ongoing revenue mix-shift, the Company expects the contribution from its MIVA Direct primary traffic business to increase by several hundred basis points over the 24% recorded in Q4 2006.
The Company expects its Q1 2007 EBITDA loss, excluding the impact of its restructuring, to be reduced significantly over its Q4 2006 result. Q1 2007 cash restructuring charges are expected to total approximately $3.0 million.
For the three months ended March 31, 2007 the Company expects cash and cash equivalents to decline by approximately $7.0 million, which includes 2006 target bonus payments, restructuring expenses, and the cash impact from operating losses.
After giving effect to its Q1 2007 restructuring, the Company anticipates positive EBITDA in Q3 2007.

Management Conference Call
Management will participate in a conference call to discuss the full results for the Company on March 14, 2007, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.
A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Peter Weinberg of MIVA, Inc. at peter.weinberg@miva.com.
About MIVA®, Inc.
MIVA (NASDAQ:MIVA) is a leading online advertising network, dedicated to helping businesses grow. MIVA connects millions of buyers with sellers at exactly the right place and time. MIVA delivers qualified leads to advertisers, helps maximize revenue for partners, facilitates commerce for online merchants and provides relevant information to customers. The Company operates in North America and Europe.
Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “intend,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, but are not limited to statements regarding (i) expected savings from our first quarter 2007 restructuring plan, (ii) expected impact on gross margin from our new strategy, (iii) our ability to and the timing of attaining positive EBITDA, (iv) our future employee headcount, (v) our operating and financial performance in Q1 2007, (vi) expected charges from our restructuring, and (vii) future cash levels. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation, the potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; the risks associated with the fact that we have material weaknesses in our internal control over financial reporting that may prevent us from being able to accurately report our financial results or prevent fraud; the risk that we have in the past and may in the future incur goodwill impairment charges that materially adversely affect our earnings and our operating results; the potential that demand for our services will decrease; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; the risk that our distribution partners will use unacceptable means to obtain users or that we will need to remove traffic generated by distribution partners; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with maintaining an international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively achieve ongoing growth or return to profitability; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2005 and its most recent Form 10-Q. MIVA undertakes no obligation to update the information contained herein.

Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “Adjusted EBITDA,” “Adjusted Net Loss” and “Adjusted Net Income,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these two financial measures to net income/loss and net income/loss per share for the three and twelve months ended December 31, 2006 included in this press release is set forth below.
®Registered trademark of MIVA, Inc.
All other marks properties of their respective companies.
# # #

MIVA, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended Dec 31,	Ended Dec 31,	Ended Dec 31,	Ended Dec 31,
	2006	2005	2006	2005
Revenues	$43,503	$42,951	$172,595	$194,616
Cost of services	23,270	21,402	89,165	101,306

Gross profit	20,233	21,549	83,430	93,310

Operating expenses
Marketing, sales, and service	12,635	10,097	50,141	36,025
General and administrative	10,635	10,301	42,220	38,483
Product development	2,501	3,314	9,409	10,595
Amortization	1,479	2,004	7,383	8,081
Impairment loss on goodwill and other intangible assets	—	—	63,680	123,188
Patent litigation settlement	—	—	—	8,000

Total operating expenses	27,250	25,716	172,833	224,372

Income (loss) from operations	(7,017)	(4,167)	(89,403)	(131,062)
Interest income, net	250	11	823	458
Exchange rate gain (loss)	77	34	151	(119)

Income (loss) before provision for income taxes	(6,690)	(4,122)	(88,429)	(130,723)

Income tax expense (benefit)	(452)	540	(803)	(556)

Net loss	$(6,238)	$(4,662)	$(87,626)	$(130,167)

Net income (loss) per share
Basic	$(0.20)	$(0.15)	$(2.79)	$(4.23)

Diluted	$(0.20)	$(0.15)	$(2.79)	$(4.23)

Weighted-average number of common shares outstanding
Basic	31,439	30,992	31,433	30,782

Diluted	31,439	30,992	31,433	30,782

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$43,503	$43,258	$41,422	$44,412
Cost of services	23,270	23,050	21,413	21,432

Gross profit	$20,233	$20,208	$20,009	$22,980

Operating expenses
Marketing, sales, and service	12,635	11,800	13,801	11,905
General and administrative	10,635	8,968	12,178	10,439
Product development	2,501	2,311	2,373	2,224
Amortization	1,479	1,452	2,258	2,194
Impairment loss on goodwill and other intangible assets	—	—	63,680	—

Total operating expenses	$27,250	$24,531	$94,290	$26,762

Income (loss) from operations	(7,017)	(4,323)	(74,281)	(3,782)
Interest income, net	250	200	207	166
Exchange rate gain (loss)	77	(16)	67	23

Income (loss) before provision for income taxes	$(6,690)	$(4,139)	$(74,007)	$(3,593)

Income tax expense (benefit)	(452)	448	(1,026)	227

Net loss	$(6,238)	$(4,587)	$(72,981)	$(3,820)

Net income (loss) per share
Basic	$(0.20)	$(0.15)	$(2.29)	$(0.12)

Diluted	$(0.20)	$(0.15)	$(2.29)	$(0.12)

Weighted-average number of common shares outstanding
Basic	31,439	31,585	31,830	31,188

Diluted	31,439	31,585	31,830	31,188

MIVA, Inc.
Reconciliations to Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Additional information:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted EBITDA	$(4,159)	$37	$(14,563)	$14,328

Adjusted net income (loss)	$(3,849)	$(1,923)	$(22,244)	$3,492

Adjusted net income (loss) per share	$(0.12)	$(0.06)	$(0.71)	$0.11

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Additional information:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted EBITDA	$(4,159)	$(2,302)	$(6,951)	$(1,151)

Adjusted net income (loss)	$(3,849)	$(3,919)	$(11,931)	$(2,545)

Adjusted net income (loss) per share	$(0.12)	$(0.12)	$(0.37)	$(0.08)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Reconciliation of Net Income (Loss) to Adjusted EBITDA	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$(6,238)	$(4,662)	$(87,626)	$(130,167)
Interest income, net and exchange rate gain/(loss)	(327)	(45)	(974)	(339)
Taxes	(452)	540	(803)	(556)
Depreciation	1,379	1,381	5,471	5,302
Amortization	1,479	2,004	7,383	8,081

EBITDA	(4,159)	(782)	(76,549)	(117,679)

Impairment loss on goodwill and other intangible assets	—	—	63,680	123,188
Patent litigation	—	—	—	8,000
Gain on lease termination	—	—	(910)	—
European business tax issues	—	819	—	819
Non-cash European business tax reimbursements	—	—	(784)	—

Adjusted EBITDA	$(4,159)	$37	$(14,563)	$14,328

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Reconciliation of Net Income (Loss) to Adjusted EBITDA	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$(6,238)	$(4,587)	$(72,981)	$(3,820)
Interest income, net and exchange rate gain	(327)	(184)	(274)	(189)
Taxes	(452)	448	(1,026)	227
Depreciation	1,379	1,353	1,392	1,347
Amortization	1,479	1,452	2,258	2,194

EBITDA	(4,159)	(1,518)	(70,631)	(241)

Impairment loss on goodwill and other intangible assets	—	—	63,680	—
Gain on lease termination	—	—	—	(910)
Non-cash European business tax reimbursements	—	(784)	—	—

Adjusted EBITDA	$(4,159)	$(2,302)	$(6,951)	$(1,151)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$(6,238)	$(4,662)	$(87,626)	$(130,167)
Impairment loss on goodwill and other intangible assets	—	—	63,680	123,188
Amortization	1,479	2,004	7,383	8,081
Patent litigation	—	—	—	8,000
Gain on lease termination	—	—	(910)	—
Non-cash European business tax reimbursements	—	819	(784)	819
Tax effect of above adjustments	—	(1,374)	(4,897)	(7,719)
Tax expense related to utilization of net operating losses of acquired entities	910	1,290	910	1,290

Adjusted net income (loss)	$(3,849)	$(1,923)	$(22,244)	$3,492

Adjusted net income (loss) per share	$(0.12)	(0.06)	$(0.71)	0.11
Shares used in per share calculation — basic / diluted (*)	31,439	30,992	31,433	32,585	*

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$(6,238)	$(4,587)	$(72,981)	$(3,820)
Impairment loss on goodwill and other intangible assets	—	—	63,680	—
Amortization	1,479	1,452	2,258	2,194
Gain on lease termination	—	—	—	(910)
Non-cash European business tax reimbursements	—	(784)	—	—
Tax effect of above adjustments	—	—	(4,888)	(9)
Tax expense related to utilization of net operating losses of acquired entities	910	—	—	—

Adjusted net income (loss)	$(3,849)	$(3,919)	$(11,931)	$(2,545)

Adjusted net income (loss) per share	$(0.12)	$(0.12)	$(0.37)	$(0.08)
Shares used in per share calculation — basic	31,439	31,585	31,830	31,188

MIVA, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash, cash equivalents & short-term investments	$29,588	$38,436
Accounts receivable, less allowance for doubtful accounts of $1,299 and $1,904 at December 31, 2006 and 2005, respectively	20,654	22,387
Deferred tax assets	60	1,140
Income tax receivable	1,471	7,105
Prepaid expenses and other current assets	1,634	1,263

Total current assets	53,407	70,331

PROPERTY AND EQUIPMENT — NET	15,446	17,019
INTANGIBLE ASSETS
Goodwill	28,566	75,659
Vendor Agreements, net	1,704	13,871
Other intangible assets, net	6,098	9,300
DEFERRED TAX ASSETS — NET	—	3,553
OTHER ASSETS	1,081	1,059

Total assets	$106,302	$190,792

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$14,829	$14,088
Accrued expenses	15,599	19,223
Deferred revenue	3,210	3,469
Current portion of long-term debt	1,360	1,240
Other current liabilities	—	831

Total current liabilities	$34,998	$38,851

DEFERRED TAX LIABILITIES	—	3,636
LONG-TERM DEBT	—	1,360
OTHER LONG-TERM LIABILITIES	395	432

Total liabilities	$35,393	$44,279

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 32,805 and 31,099, respectively; outstanding 31,512 and 31,001, respectively	33	31
Additional paid-in capital	259,353	250,465
Treasury stock; 1,293 and 98 shares at cost, respectively	(4,744)	(1,093)
Accumulated other comprehensive income	5,548	(1,235)
Deficit	(189,281)	(101,655)

Total stockholders’ equity	70,909	146,513

Total liabilities and stockholders’ equity	$106,302	$190,792